EXHIBIT 8

                                 LICENSE AGREEMENT


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                               LICENSE AGREEMENT

THIS AGREEMENT made as of the 31st Day of July, 1999 BETWEEN:
         493525 B.C., LTD. dba Tamark Communications,
         (a British Columbia corporation)
         #1212 345 Quebec Street
         Victoria, British Columbia Canada V8V IW4
         (hereinafter referred to as "Licensor")
                                         OF THE FIRST PART
AND:
AMERICAN COMMUNICATIONS ENTERPRISES, INC.,
(a Nevada corporation)
c/o HOGE, EVANS HOLMES, CARTER & LEDBETTER, PLLC, Attorneys 4311 Oak Lawn Avenue, Suite 600 Dallas, Texas 75219 (hereinafter referred to as "Licensee")
                                OF THE SECOND PART
WHEREAS:
1. The Licensor is the exclusive worldwide rights holder of proprietry technology designed to be a viable alternative to standard communication routing or "gateways" to communication. This technology may have line extensions and improvements from time to time as needed to operate the system(s). This technology is currently known as "Tamark Communications" in North America and elsewhere. There is currently no trademark registration nor patent for this proprietary technology. This technology, including variations, improvements and product line extensions are hereinafter referred to as the "Gateways".

2. The Licensor's Gateways, with all improvements thereto made by the Licensor from time to time during the term of this agreement, shall be considered as the "Gateways". The Gateway technology is currently distributed under the tradenarne"Tamark Communications" and other such suitable tradenames. The technology is proprietary and is distinguished by certain technological criteria.

3. The Licensor is the holder to the worldwide marketing and distribution license to the Gateways along with the various promotional literature and Gateways information suitable for use in the world market.

4. The Licensee is desirous of obtaining four exclusive Gateways in the North American market. The Licensee may sub-license these. four Gateways within the various territories to suitable sub-licensees. The licensee will have the exclusive rights to market and distribute the four Gateways within the selected territories.

                                      (1)
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     The  sub-licensees  will have the assigned  rights to market and distribute the Gdteway within a specific territory. The Licensor reserves the right to approve the various tradenames, logos, etc, as may be deemed appropriate. The Licensor hereby warrants that the Licensor has not registered any tradenames for the Licensee, although the Licensee has the right to use the tradename "AmComm Gateways", in the specific teritories.

5. The Licensor is hereby granting four Gateways to the Licensee by virtue of the terms and conditions more particularly herein described. , NOW THEREFORE THIS AGREEMENT WITNESSED that in consideration of the mutual covenants and premises contained herein, and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

TERMS AND CONDITIONS:

1. The Licensor warrants that it is the possessor and exclusive holder of the technology, and all of the improvements thereof, and its worldwide marketing and distribution rights. The Licensor is rightfully and absolutely possessed of and entitled to the worldwide marketing and distribution rights of the Gateways, and further warrants that such exclusive rights or any portion thereof are fully assignable and the Licensor has the right to grant or assign the License as set forth herein. 2. The Licensor hereby grants and assigns to the Licensee, the marketing and distribution rights for four (4) Gateways for specific territories, in consideration for 9,600,000 common non-assessable shares of stock of the Licensee's share capital issued to the Licensor or designees. The Licensee agrees to pay to the Licensor a continuing 1% royalty, which is based on gross sales, exclusive of any local, state or federal taxes, or sales commissions or promotional costs generated from the use of Gateways. 3. 4. The Licensor does hereby warrant and agrees that: a) the Licensee and Sub-Licensees may market and distribute the four Gateways within a specific territory, or in the case of a Sub-Licensee within the Territory, in finished (saleable) form, and may distribute within the four specific territories.
b) the Licensee and Sub-Licensees (if any) shall be appraised of all improvements and amendments to the Gateways line.
c) the Licensee and Sub-Licensees must conduct ethical business practice with respect to advertising, credit arrangements, sub-distributor agreements, sales contracts, and in all other phases of marketing and distributing the Gateways in the normal course of business.
The License Agreement hereby granted shall continue in existence until terminated,
                                      (2)

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PROVIDED that this  Agreement  may not be terminated  except as follows-

     a) Upon mutual written consent of the parties hereto

     b) At the option of the Licensor if the Licensee defaults or fails to perform any of the Licensee's obligations under this Agreement and/or fails to cure any such default or take all reasonable steps to do so within sixty (60) days after written notice thereof has been given by the Licensor to the Licensee.

     c) At the option of the Licensor:
           i) If the Licensee becomes insolvent.
          ii) If a receiver is appointed to take possession of the Licensee's business or property or any part thereof.
         iii) If the Licensee shall make a general assignment for the benefit of creditors, d) At the option of the Licensee if the Licensor defaults or fails to perform any of their assigned obligations under this Agreement and shall fail to cure any such default or take all reasonable steps to do so within sixty (60) days after written notice thereof has been given to the Licensor by the Licensee. At all times, the Licensor must be able to produce the Gateways and deliver to the Licensee's marketplace.
5. Should the Licensee not be able to obtain Gateways from the Licensor within a reasonable period of time, the Licensee may choose to make arrangements with a
contract  technology   manufacturer  to  continue  with  the  flow  of  Gateways
distribution. If the Licensor fails to provide the Gateways to the Licensee and their customers within 45 days of a valid purchase order, the Licensee may then call upon the Licensor to disclose the technology and manufacturing techniques to provide the protection to keep the Licensee's clients by having the ability to deliver the Gateways. Should the Licensor be able to resume manufacturing on a viable basis, the Licensee must return to the Licensor for Gateway supply. 6. The Licensor and Licensee provides and warrants that all Gateways delivered to the marketplace shall be free from defects in quality, workmanship and/or materials and as delivered and manufactured by the Licensor. In the event that any Gateway is found defective in quality, workmanship and/or materials, the responsible party shall have sixty days to correct the defective Gateway. 7. This Agreement provides that upon receipt of a valid purchase order from a distributor or direct customer, the Licensee shall proceed with all due diligence and shall use its best efforts to order the Gateway from the Licensor and distribute the Gateways. 8. This Agreement provides that the rights and privileges granted to the Licensee, under the terms & conditions of this Agreement, shall apply to any improved version of the Gateways and that the Licensor shall be expedient in the notification of any and all such improvements of the Gateways to the Licensee. Further, the Licensee shall be entitled to market any and all improvements and any additional Gateways developed by the Licensor under the same terms and conditions as described herein for original Gateways.
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9. The  parties  hereto  agree  to use  their  best  efforts  to  carry  out the provisions of this License Agreement, but in the event of accidents, fires, delays in manufacturing, delays of carriers and government actions, acts of God, state of war, or any other cause beyond the control of either party, neither party shall be required to perform, nor shall the delay, non performance or other default resulting from or contributed to by any of the above reasons give either party the right to terminate this Agreement. The parties hereto agree that time for performance be extended to allow for the delay resulting from circumstances and events.

10. The Licensor and Licensee agree that they will, at their sole expense, either directly or by their agents, take whatever steps necessary to protect the proprietary technology of the Gateways and the created tradename "AmComm Gateways", or any subsequent tradenames of the Gateways used by the Licensee with the consent of the Licensor.

11. This Agreement provides that the Licensor and Licensee will take all reasonable steps to preserve and protect the technology to the best of their ability and to protect all trade secrets and proprietary information contained herein and agrees that the quality and standards of the Gateways shall be maintained in accordance with the highest specifications.

12. The Licensee hereby accepts the rights to mass market the Gateways and t use its best efforts and to take all reasonable actions to promote custome interest and effect the sale of the Gateways.

13. The Licensee's plan of marketing the Gateways shall be conducive to high advertising and distributing standards.

14. The Licensee shall have the right to appoint and sub-license distributors and/or sales agents within the Territory to market the Gateways. Said distributors and/or sales agents will be appointed at the sole discretion of the Licensee and such agents and/or distributors shall be responsible only to the Licensee. The Lisensee is responsible to the Licensor.

15. The Licensee herein undertakes that all advertising material conform to local and federal statutory advertising regulations and to operate within and conform to Territorial laws.

16. This Agreement provides that the Licensor will provide the Licensee with any and all literature which it may, from time to time, have in its possession with respect to the promotion and use of the Gateways.

17. The Licensee shall be responsible for arranging, at the Licensee's discretion and cost, all of the advertising and other promotional endeavors within the Territory and shall be solely responsible for same.
                                      (4)
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18. In the event that either  party  hereto  shall deem the other party to be in default of this Agreement, the one party shall give to the other party written notice of such default and the other party shall have sixty days from the date of such notice to remedy such default, or to institute a bona fide proceeding to remedy such default.

19. This Agreement contains the entire agreement between the parties and no representations, inducements or agreements, oral and/or otherwise, not embodied herein, shall have any force or effect.

20. Should any legal dispute arise on the TERMS AND CONDITIONS of this Agreement, the parties hereto agree to the venue of the State of Nevada, and its applicable laws for any and all disputes.

THE  FOLLOWING  DO HEREBY AFFIX THEIR SEALS AND SIGNATURES:

/s/ Patrick Cornish___________________________________
493525 B. C. LTD. dba Tamark Communications
by Patrick Cornish, President
LICENSOR




/s/  Robert E. Ringle_________________________________
AMERICAN COMMUNICATIONS ENTERPRISES, INC.
by, Robert E. Ringle, Vice-President, Director
LICENSEE

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